UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2018

CorePoint Lodging Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38168	82-1497742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(972) 893-3199

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with La Quinta Related to the Spin-Off

On May 30, 2018, CorePoint Lodging Inc. (the “Company,” “we” or “us”) entered into several agreements with La Quinta Holdings Inc. (“La Quinta”) in connection with the spin-off (the “spin-off”) of the Company from La Quinta described in the Company’s Information Statement (the “Information Statement”) included in the Company’s Registration Statement on Form 10, as amended, which was filed on May 7, 2018 (the “Registration Statement”), and in accordance with the terms and conditions of the Separation and Distribution Agreement previously entered into by and between the Company and La Quinta, including the following:

Tax Matters Agreement. The Company entered into a Tax Matters Agreement with La Quinta that governs the respective rights, responsibilities and obligations of La Quinta and the Company after the spin-off with respect to tax liabilities and benefits, tax attributes, tax returns, tax contests, and tax sharing regarding U.S. federal, state, local and foreign taxes. The Tax Matters Agreement also provides special rules for allocating tax liabilities resulting from the spin-off and related transactions.

Under the Tax Matters Agreement, La Quinta generally provides an indemnity to us for pre-distribution taxes, provided, however, that we will be responsible for 50% of any taxes and losses attributable to any failure to comply with taxes imposed by the Affordable Care Act under Section 4980H of the Internal Revenue Code of 1986, as amended, by La Quinta and/or its subsidiaries for the taxable years ending December 31, 2015 and December 31, 2016. We will also be responsible for any taxes and losses resulting from certain audits identified in the Tax Matters Agreement.

The Tax Matters Agreement also provides that to the extent the income taxes (as computed on an estimated basis) due with respect to the spin-off and related transactions are (i) less than $240.0 million (the “Reserve Amount”), La Quinta will pay to us an amount equal to the difference between the Reserve Amount and such estimated taxes, or (ii) greater than the Reserve Amount, we will pay to La Quinta an amount equal to the difference between such estimated taxes and the Reserve Amount (the “Tax Payment”). We currently estimate the Tax Payment will be a payment of approximately $56 million from La Quinta to us.

Transition Services Agreement. The Company entered into a Transition Services Agreement with La Quinta under which La Quinta or one of its affiliates will provide us, and we or one of our affiliates will provide La Quinta, with certain services for a limited time to help ensure an orderly transition following the spin-off. The services that La Quinta and we agreed to provide to each other under the Transition Services Agreement include certain finance, information technology, human resources and compensation, facilities, financial reporting and accounting and other services. We will pay La Quinta, and La Quinta will pay us, for any such services received by us or La Quinta, as applicable, at agreed amounts as set forth in the Transition Services Agreement.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Tax Matters Agreement and Transition Services Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

In addition to the agreements entered into upon consummation of the spin-off, the Company previously entered into a Separation and Distribution Agreement and an Employee Matters Agreement, each dated as of January 17, 2018, as described in the Registration Statement and filed as Exhibits 2.1 and 10.1, respectively, thereto.

Blackstone Agreements

Stockholders Agreement. In connection with La Quinta’s initial public offering, La Quinta entered into a stockholders agreement with certain stockholders, including certain affiliates of The Blackstone Group L.P. (collectively, “Blackstone”), which stockholders agreement was terminated effective as of the consummation of the previously announced merger of La Quinta with Wyndham Worldwide Corporation, which was consummated immediately following the spin-off. In connection with the spin-off, on May 30, 2018, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with Blackstone that is substantially similar to Blackstone’s previous stockholders agreement with La Quinta. As has been previously disclosed, upon consummation of the spin-off, Blackstone became the beneficial owner of approximately 30% of our common stock. Our board of directors has granted an exception to Blackstone from the 9.8% ownership limit under our charter.

Under the Stockholders Agreement, we are required to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders, each a “Blackstone Director,” such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our Company, the number of Blackstone Directors serving as directors of the Company will be equal to: (1) if Blackstone continues to beneficially own at least 30% of our common stock, the lowest whole number that is greater than 30% of the total number of directors comprising our board of directors; (2) if Blackstone continues to beneficially own at least 20% (but less than 30%) of our common stock, the lowest whole number that is greater than 20% of the total number of directors comprising our board of directors; and (3) if Blackstone continues to beneficially own at least 5% (but less than 20%) of our common stock, the lowest whole number that is greater than 10% of the total number of directors comprising our board of directors. For so long as the Stockholders Agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our board created by the death, disability, retirement or resignation of a Blackstone Director, the Stockholders Agreement require us to nominate an individual designated by Blackstone for election to fill the vacancy.

The Stockholders Agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the Stockholders Agreement, unless Blackstone requests that it terminate at an earlier date.

Registration Rights Agreement. In addition, in connection with La Quinta’s initial public offering, La Quinta entered into a registration rights agreement with certain affiliates of Blackstone, which registration rights agreement was terminated effective as of the consummation of the previously announced merger of La Quinta with Wyndham Worldwide Corporation, which was consummated immediately following the spin-off. In connection with the spin-off, on May 30, 2018, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Blackstone that is substantially similar to Blackstone’s previous registration rights agreement with La Quinta. Under the Registration Rights Agreement, Blackstone has an unlimited number of “demand” registrations and customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Stockholders Agreement and Registration Rights Agreement, which are filed herewith as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

CMBS Facility

On May 30, 2018, CPLG Properties L.L.C., CPLG FL Properties L.L.C., CPLG TX Properties L.L.C., CPLG Bloomington L.L.C., CPLG Santa Ana L.L.C., CPLG Ft. Meyers L.L.C., CPLG St. Albans L.L.C., CPLG Thousand Oaks L.L.C., CPLG West Palm Beach L.L.C., CPLG Charlotte L.L.C., CPLG Acquisition Properties L.L.C., CPLG Fort Lauderdale L.L.C., CPLG Chicago L.L.C., CPLG Garden City L.L.C., CPLG Charleston L.L.C., CPLG South Burlington L.L.C., CPLG Virginia Beach L.L.C., CPLG Islip L.L.C., CPLG Rancho Cordova L.L.C., CPLG Prime Mezz L.L.C., CPLG Wellesley Properties L.L.C., CPLG Portfolio East L.L.C. and CPLG MD Business L.L.C. (collectively, the “CorePoint CMBS Borrower”), each an indirect wholly-owned subsidiary of the Company, CorePoint TRS L.L.C. (the “Operating Lessee”), an indirect-wholly owned subsidiary of the Company, and CorePoint Operating Partnership L.P. (the “CorePoint OP”), a wholly owned subsidiary of the Company, entered into a Loan Agreement (the “CMBS Loan Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), as lender, pursuant to which the CorePoint CMBS Borrower borrowed an aggregate principal amount of $1.035 billion under a secured mortgage loan secured primarily by mortgages for 307 owned and ground leased hotels, an excess cash flow pledge for 7 owned and ground leased hotels and other collateral customary for mortgage loans of this type (the “CMBS Facility”). The proceeds of the CMBS Facility were used to (a) repay or discharge any existing loans relating to the properties covered by the CMBS Facility, (b) pay all past due basic carrying costs, if any, with respect to the properties covered by the CMBS Facility, (c) make deposits into the reserve funds as required by the CMBS Facility, (d) pay costs and expenses incurred in connection with the closing of the CMBS Facility, (e) partially fund a cash payment of approximately $1.002 billion by the Company at the direction of La Quinta in connection with the spin-off, (f) fund any working capital requirements of the properties covered by the CMBS Facility and (g) distribute the balance, if any, to the Company.

JPMorgan Chase Bank and its affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. In addition, as previously disclosed, in connection with JPMorgan Chase Bank’s provision of financing under the CMBS Loan Agreement, it was permitted to enter into arrangements with certain affiliates of Blackstone, pursuant to which such Blackstone affiliates may participate in the financing on a non-controlling basis with respect to a portion thereof expected to be no greater than 50% and, in exchange for such participation, may receive from JPMorgan Chase Bank a portion of the fees payable by the Company to lenders under the CMBS Loan Agreement. JPMorgan Chase Bank has informed the Company that certain affiliates of Blackstone have purchased a portion of the commitments under the CMBS Loan Agreement equal to approximately $517.5 million.

Term. The CMBS Facility has an initial term of two years, with five extension options of twelve months each exercisable at the CorePoint CMBS Borrower’s election provided that CorePoint CMBS Borrower provide Lender at least 30 days’, but not more than 120 days’, notice, there is no event of default existing as of the commencement of the applicable extension period and the CorePoint CMBS Borrower either extends the current interest rate cap or purchases a new interest rate cap covering the extension period at a strike price as set forth in the CMBS Loan Agreement.

Interest. So long as LIBOR is able to be determined, the CMBS Facility bears interest at a rate equal to the sum of (i) one-month LIBOR (rounded to the nearest 1/1000th of a percent subject to a floor of 0.00%) and (ii) 2.75% per annum for the first 5 years of the term, 2.90% for the 6th year of the term and 3.00% for the 7th year of the term. In addition, until July 14, 2018, the lender under the CMBS Facility has the right to increase the interest rates by up to 0.75% in order to successfully securitize or otherwise syndicate the entire CMBS Facility, subject to certain conditions. The CMBS Facility has no scheduled amortization payments.

Prepayments. The CMBS Facility is pre-payable in whole or in part subject to payment of (i) in the case of prepayments (other than in certain enumerated cases) made prior to or on the December 2019 payment date (provided that with respect to any prepayment made after the payment date in November 2019, but prior to the December 2019 payment date, the amount of the spread maintenance payment shall be zero), a spread maintenance premium and in certain cases third party LIBOR breakage costs, and (ii) all accrued interest through the date of prepayment prior to a securitization and through the end of the applicable accrual period following a securitization. Notwithstanding the above, the CorePoint CMBS Borrowers are permitted to prepay the CMBS Facility by an amount not to exceed twenty percent (20%) of the original principal balance of the CMBS Facility, in the aggregate without payment of any spread maintenance premium.

Guarantee. CorePoint OP delivered a customary non-recourse guaranty in connection with the CMBS Facility. Under such guaranty, (i) CorePoint OP will agree to indemnify the lender for certain losses arising out of customary “bad-boy” acts of CorePoint OP and its affiliates, including the CorePoint CMBS Borrower and (ii) the CMBS Facility will become fully recourse to CorePoint OP upon the occurrence of certain bankruptcy events capped at 10% of the then outstanding principal balance of the CMBS Facility. With respect to environmental matters, the CMBS Facility is recourse to the CorePoint CMBS Borrower only, provided that the required environmental insurance is delivered to the lender.

Covenants and Other Matters. The CMBS Facility includes certain customary affirmative and negative covenants and events of default, including, among other things, restrictions on the ability of the CorePoint CMBS Borrower to incur additional debt and transfer, pledge or assign certain equity interests or its assets, and covenants requiring the CorePoint CMBS Borrower to exist as “special purpose entities,” maintain certain ongoing reserve funds and comply with other customary obligations for commercial mortgage-backed securities loan financings.

At closing, the CorePoint CMBS Borrower deposited with lender approximately $15.2 million in upfront reserves for property improvement and environmental remediation, which funds may be periodically disbursed to the CorePoint CMBS Borrower throughout the term of the loan to cover such costs. In addition, revenues to be distributed to the CorePoint CMBS Borrower will be required to be deposited first into a segregated account under the control of the CMBS Facility lender (the “Clearing Account”). All cash in the Clearing Account will be transferred to an account under the control of the Operating Lessee as long as (i) there is no event of default under the loan or (ii) the debt yield for the CMBS Facility (calculated based on the outstanding principal balance of the CMBS Facility) does not fall below (x) 12.92% for the first five years of the CMBS Facility loan term or (y) 13.42% for the sixth and seventh years of the CMBS Facility loan term, in each case for two consecutive calendar quarters. Upon the occurrence and continuation of either (i) or (ii) above, all cash in the Clearing Accounts will be transferred to an account under the control of the lender to be applied to payment of all monthly amounts due under the CMBS Facility loan documents including, but not limited to, debt service for the CMBS Facility and the Revolving Facility, agent fees and expenses, required ongoing reserves, property operating expenses, sales and use taxes and custodial fees. The remaining funds will be deposited into an excess cash flow account, also under the control of the lender, which funds will be available to the CorePoint CMBS Borrower, provided there is no event of default under the loan for payment of, among other things, various operating expenses and dividends, distributions and redemptions sufficient to maintain certain tax-preferential treatment for the CorePoint CMBS Borrower.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the CMBS Loan Agreement and Guaranty Agreement, which are filed herewith as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Revolving Facility

On May 30, 2018, CorePoint Borrower L.L.C. (the “CorePoint Revolver Borrower”), an indirect wholly-owned subsidiary of the Company and direct wholly-owned subsidiary of CorePoint OP, as a guarantor entered into a Credit Agreement (the “Revolver Credit Agreement”) with JPMorgan Chase Bank, as administrative agent, JPMorgan Chase Bank, as joint lead arranger and sole bookrunner, KeyBank National Association, as joint lead arranger and syndication agent and the other lenders party thereto, providing for a revolving credit facility in an aggregate amount of $150.0 million (the “Revolving Facility”), of which $25.0 million was drawn upon consummation of the spin-off. Up to $45.0 million is available in the form of letters of credit.

Term. The Revolving Facility will mature on May 30, 2020, with an election to extend the maturity for one additional year subject to certain conditions, including that the maturity of the CMBS Facility be extended to a date no earlier than the maturity of the Revolving Facility.

Interest and Fees. The interest under the Revolving Facility will be, at the option of the CorePoint Revolver Borrower, either at a base rate plus a margin of 3.50% or a LIBOR rate plus a margin of 4.50%. With respect to base rate loans, interest will be payable at the end of each quarter. With respect to LIBOR loans, interest will be payable at the end of the selected interest period but no less frequently than quarterly. Additionally, there is a commitment fee payable at the end of each quarter equal to 0.50% of unused commitments under the Revolving Facility and customary letter of credit fees.

Certain Covenants and Events of Default. The Revolving Facility contains customary representations and warranties, affirmative and negative covenants and defaults. The Revolving Facility also contains a maximum total net leverage ratio financial covenant and minimum interest coverage ratio financial covenant, in each case, tested as of the last day of any fiscal quarter in which borrowings under the Revolving Facility and outstanding letters of credit exceed 10% of the aggregate commitments of the Revolving Facility.

Guarantees and Collateral. The obligations under the Revolving Facility are unconditionally and irrevocably guaranteed by CorePoint OP, and, subject to certain exceptions, each of the CorePoint Revolver Borrower’s existing and future domestic subsidiaries that own equity interests in any CorePoint CMBS Borrower (collectively, the “Revolver Subsidiary Guarantors”). The CorePoint Revolver Borrower’s obligations under the Revolving Facility and any hedging or cash management obligations are secured by (i) a perfected first-lien pledge of all equity interests in the CorePoint Revolver Borrower, all equity interests in any Revolver Subsidiary Guarantor and, subject to certain exceptions, all equity interests in certain CorePoint CMBS Borrowers and (ii) a perfected first-priority security interest in the CorePoint Revolver Borrower’s conditional controlled deposit account.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Credit Agreement and Guaranty and Security Agreement, which are filed herewith as Exhibits 10.7 and 10.8, respectively to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 under the headings “CMBS Facility” and “Revolving Facility” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with La Quinta’s internal reorganization prior to the spin-off, the Company issued 15,000 shares of Cumulative Redeemable Series A Preferred Stock, par value $0.01 per share (the “Series A preferred stock”), to La Quinta Intermediate Holdings, L.L.C., a wholly owned subsidiary of La Quinta. Such securities were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. La Quinta Intermediate Holdings, L.L.C. privately sold all of the Series A preferred stock to an unrelated third-party investor immediately prior to the completion of the spin-off.

The Series A preferred stock has an aggregate liquidation preference of $15.0 million, plus any accrued and unpaid dividends thereon. We will pay a cash dividend on the Series A preferred stock equal to 13% per annum, payable quarterly. If either our leverage ratio exceeds 7.5 to 1.0 as of the last day of any fiscal quarter, or if an event of default occurs (or has occurred and has not been cured) with respect to the Series A preferred stock, we will be required to pay a cash dividend on the Series A preferred stock equal to 15% per annum. Our dividend rate on the Series A preferred stock will increase to 16.5% per annum if, at any time, we are both in breach of the leverage ratio covenant and an event of default occurs (or has occurred and has not been cured) with respect to the Series A preferred stock. The Series A preferred stock are senior to our common stock with respect to dividends and with respect to dissolution, liquidation or winding up of the Company.

Holders of Series A preferred stock generally have no voting rights. However, without the prior consent of the holders of a majority of the outstanding shares of Series A preferred stock, we are prohibited from (i) issuing any capital stock ranking senior to or on parity with the Series A preferred stock, (ii) authorizing or issuing any additional shares of Series A preferred stock, (iii) amending our charter in any manner that would adversely affect the Series A preferred stock, or (iv) entering into, amending or altering any provision of any agreement in a manner that could reasonably be expected to be material and adverse to the Series A preferred stock. The holders of the Series A preferred stock also have exclusive voting rights on any amendment to our charter that would alter the contract rights of only the Series A preferred stock. If we are either (a) in arrears on the payment of dividends that were due on the Series A preferred stock on six or more quarterly dividend payment dates, whether or not such dates are consecutive, or (b) in default of our obligations to redeem the preferred stock on the tenth anniversary of its issuance or following a change of control, the preferred shareholders may designate a representative to attend meetings of our board of directors as a non-voting observer until all unpaid preferred stock dividends have either been paid or declared with an amount sufficient for payment set aside for payment, or the shares required to be redeemed have been redeemed, as applicable.

The Series A preferred stock will be mandatorily redeemable by us upon the tenth anniversary of the date of issuance. Beginning on the seventh anniversary of the issuance of the Series A preferred stock, we may redeem the outstanding Series A preferred stock for an amount equal to its aggregate liquidation preference, plus any accrued but unpaid dividends. The holders of the Series A preferred stock may also require us to redeem the Series A preferred stock upon a change of control of the Company for an amount equal to its aggregate liquidation preference plus any accrued and unpaid dividends thereon (and a premium if the change of control occurs prior to the seventh anniversary of the issuance of the Series A preferred stock).

Shares of the Series A preferred stock may not be transferred until the date that is six months after the date of issuance of the Series A preferred stock and then only in tranches having an aggregate liquidation value of at least $2.5 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary relating to the Series A preferred stock, which is filed herewith as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 3.02 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The spin-off described in the Information Statement was consummated on May 30, 2018. In connection with the spin-off, La Quinta distributed to its stockholders all of the approximately 59.0 million then-outstanding shares of the Company’s common stock, par value $0.01 per share.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Omnibus Incentive Plan

On May 30, 2018, the CorePoint Lodging Inc. 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) became effective following its approval and adoption by the Company’s board of directors and sole stockholder. The material terms of the Omnibus Incentive Plan are described in the Information Statement under the section entitled “Executive and Director Compensation—Omnibus Incentive Plan,” which section the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

The foregoing summary and incorporated description of the Omnibus Incentive Plan are qualified in their entirety by reference to the full text of the Omnibus Incentive Plan, which is filed herewith as Exhibit 10.9 and incorporated by reference into this Item 5.02.

Equity Grants

In connection with the spin-off, on May 30, 2018, the Company granted Restricted Stock Awards (as defined in the Omnibus Incentive Plan) to certain employees, including Keith A. Cline, its Chief Executive Officer, Daniel E. Swanstrom II, its Executive Vice President and Chief Financial Officer, John W. Cantele, its Executive Vice President and Chief Operating Officer, and Mark M. Chloupek, its Executive Vice President, Secretary and General Counsel, in an aggregate amount equal to 242,024 shares, 75,298 shares, 107,566 shares and 89,640 shares, respectively, under the Omnibus Incentive Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2018, the Company’s Articles of Amendment and Restatement, in substantially the same form previously filed as Exhibit 3.1 to the Registration Statement, the Company’s Articles Supplementary relating to the Series A preferred stock, in substantially the same form previously filed as Exhibit 3.2 to the Registration Statement, and the Company’s Bylaws, in substantially the same form previously filed as Exhibit 3.3 to the Registration Statement, each became effective. A description of the Company’s share capital, after giving effect to the adoption of the Articles of Amendment and Restatement, Articles Supplementary and the Bylaws, has previously been reported by the Company in the Information Statement. The Articles of Amendment and Restatement, Articles Supplementary and Bylaws are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On May 30, 2018, the Company issued a press release announcing the consummation of the spin-off. The press release is attached hereto as Exhibit 99.2.

After giving effect to the spin-off and related transactions discussed herein and in the Information Statement, but excluding the Tax Payment, the Company estimates that its cash and cash equivalents would have been approximately $60 million.

Safe Harbor Statement

This report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the benefits resulting from our separation from La Quinta and other non-historical statements. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this information statement. We do not have any intention or obligation to update forward-looking statements after we file this Current Report on Form 8-K.

The risk factors discussed under the section entitled “Risk Factors” in the Information Statement, as well as the Company’s other filings with the Securities and Exchange Commission, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Tax Considerations

The distribution of our common stock in the spin-off is intended to be treated as a redemption of the shares of La Quinta common stock that are no longer outstanding as a result of La Quinta’s reverse stock split for U.S. federal income tax purposes. For U.S. federal income tax purposes, the spin-off and the merger (as defined in the Registration Statement) are expected to be treated as in part a sale, to the extent of the cash received in the merger, and in part a redemption of La Quinta common stock in exchange for our common stock received in the spin-off, that together result in a complete termination of La Quinta stockholders’ interests in La Quinta in a fully taxable transaction. For information regarding certain tax consequences of the spin-off, please see “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-off” in the Registration Statement. To the extent there is a conflict between the information in such section, on the one hand, and other disclosures by La Quinta or the Company, on the other hand, the disclosure in such section governs. You are urged to consult your tax advisor as to the specific tax consequences of the spin-off to you, including the effect of any state, local or non-U.S. tax laws and of changes in applicable tax laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of CorePoint Lodging Inc.

3.2	Articles Supplementary of CorePoint Lodging Inc.

3.3	Bylaws of CorePoint Lodging Inc.

10.1	Tax Matters Agreement, dated as of May 30, 2018, between the Company and La Quinta Holdings Inc.

10.2	Transition Services Agreement, dated as of May 30, 2018, between the Company and La Quinta Holdings Inc.

10.3	Stockholders Agreement, dated as of May 30, 2018, by and among the Company and the other parties thereto.

10.4	Registration Rights Agreement, dated as of May 30, 2018, by and among the Company and certain of its stockholders.

10.5	Loan Agreement, dated as of May 30, 2018, by and among CPLG Properties L.L.C., CPLG FL Properties L.L.C., CPLG TX Properties L.L.C., CPLG Bloomington L.L.C., CPLG Santa Ana L.L.C., CPLG Ft. Meyers L.L.C., CPLG St. Albans L.L.C., CPLG Thousand Oaks L.L.C., CPLG West Palm Beach L.L.C., CPLG Charlotte L.L.C., CPLG Acquisition Properties L.L.C., CPLG Fort Lauderdale L.L.C., CPLG Chicago L.L.C., CPLG Garden City L.L.C., CPLG Charleston L.L.C., CPLG South Burlington L.L.C., CPLG Virginia Beach L.L.C., CPLG Islip L.L.C., CPLG Rancho Cordova L.L.C., CPLG Prime Mezz L.L.C., CPLG Wellesley Properties L.L.C., CPLG Portfolio East L.L.C. and CPLG MD Business L.L.C., CorePoint TRS L.L.C., CorePoint Operating Partnership L.P. and JPMorgan Chase Bank, National Association, as lender.

10.6	Guaranty Agreement by CorePoint Operating Partnership L.P. in favor of JPMorgan Chase Bank, National Association, as lender.

10.7	Credit Agreement, dated as of May 30, 2018, among CorePoint Borrower L.L.C., CorePoint Operating Partnership L.P., JPMorgan Chase Bank N.A., as administrative agent and the other parties party thereto.

10.8	Guaranty and Security Agreement, dated as of May 30, 2018, among CorePoint Borrower, L.L.C., CorePoint Operating Partnership L.P., the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.

10.9	CorePoint Lodging Inc. 2018 Omnibus Incentive Plan, dated as of May 30, 2018.

99.1	Excerpt from CorePoint Lodging Inc.’s Information Statement, dated as of May 7, 2018.

99.2	Press Release dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREPOINT LODGING INC.

By:	/s/ Mark M. Chloupek
	Name:	Mark M. Chloupek
	Title:	Executive Vice President, Secretary and General Counsel

Date: June 4, 2018